Exhibit 99.1

           ZILOG(R) ANNOUNCES FIRST QUARTER 2005 FINANCIAL RESULTS

    SAN JOSE, Calif., April 27 /PRNewswire-FirstCall/ -- ZiLOG(R), Inc. (Nasdaq:
ZILG) the creator of the Z80 microprocessor and a leading innovator of integrated 8-bit microcontroller solutions, today reported unaudited results for the three months ended March 31, 2005. According to Jim Thorburn, ZiLOG's Chairman and CEO, "We were pleased with the 7% sequential growth in sales for the quarter which was above the mid point of our sales guidance range. Operationally our expenses for R&D and S,G&A were considerably lower although these reductions were offset by additional charges of approximately $1.0 million in the quarter for Sarbanes-Oxley compliance costs. As it relates to our future, we continue to see progress in building our embedded flash portfolio of new products and we released our Encore XP 8 pin product in the first quarter."

    Sales for the first quarter of 2005 were $20.2 million, as compared to sales of $18.9 million in the immediately preceding quarter and $26.0 million in the first quarter of 2004. Gross margin for the first quarter was 38% as compared to 32% in the previous quarter and 52% in the first quarter of 2004. Gross margin for the quarter was negatively impacted by a higher sales mix of lower margin modem products, $0.3 million in product transfer costs related to the MOD II wafer fab closure and under-absorption of manufacturing costs in our wafer probe and test operations due to lower production volumes as we reduced inventories by 12% or $1.5 million during the quarter.

    The Company reported a GAAP net loss for the first quarter of $6.6 million, or 41 cents per share including costs to complete the Sarbanes-Oxley Rule 404 reviews completed for the Form 10-K filed on March 31, 2005. This compares to a net loss of $9.3 million or 57 cents per share in the fourth quarter of 2004 and breakeven in the first quarter of 2004. The Company reported a non-GAAP (defined below) net loss of $5.0 million for the first quarter of 2005 or 31 cents per share, down from the non-GAAP net loss of $6.3 million or 39 cents per share in the fourth quarter of 2004 and non-GAAP net income of $1.9 million or 12 cents per share in the first quarter of 2004.

    For the first quarter of 2005, design wins were $18.2 million and included $7.4 million in embedded flash product design wins for the quarter as compared to total flash design wins of $10.4 million in the preceding quarter and $8.1 million in the first quarter of 2004. Design wins are considered a measure of marketplace adoption of the Company's products. In addition, the Company shipped approximately 2,000 development tool kits in the first quarter of 2005. Since the introduction of its new embedded flash products in November 2002, the Company has shipped over 27,000 development tool kits.

    "Progress continues on our new products and I am happy to report that sales of our embedded flash family grew 12% sequentially. We see growing opportunities as we release more products and broaden our portfolio. We believe we are gaining interest and growing in market acceptance as we continue to focus on the launch of new and differentiated embedded flash microcontrollers," said Thorburn. "We ended the quarter with over $33 million in cash. Our goal is to return to breakeven cash flow by the end of the fourth quarter of this year at a quarterly sales rate of $20 million to $21 million. We expect to incur approximately $2.0
- $2.5 million in Sarbanes-Oxley compliance costs this year adding further burden to reducing costs to achieve cash flow breakeven," Thorburn concluded.

    Non-GAAP Financial Information

    Included within the attached schedules are certain non-GAAP financial figures. Management believes that non-GAAP net operating income or loss and non-GAAP net income or loss are useful measures of operating performance and that Adjusted EBITDA is a useful measure of liquidity because they exclude the impact of amortization of intangible assets, stock-based compensation and special charges and credits. The Company believes that this facilitates a comparison of its operating results on a consistent basis and that investors find this information helpful in comparing the Company's performance over time and against its projected guidance. In addition, management believes that Adjusted EBITDA is a useful measure because it excludes non-cash depreciation and amortization, interest and income taxes and it is used by the Company to determine vesting of certain employee stock options. The Company also provides sales excluding foundry services which is a non-GAAP presentation. The Company believes that this is helpful to investors as the Company has migrated to a fabless model where it no longer expects to have foundry services revenue. However, these non-GAAP measures should be considered in addition to, not as a substitute for, or superior to net sales, net income (loss) and net cash provided by operating activities, or other financial measures prepared in accordance with GAAP.

    Summarized below are reconciliations to the GAAP equivalents of these non-GAAP measures:

                                   ZiLOG, Inc.
                 NON-GAAP CONSOLIDATED STATEMENTS OF OPERATIONS
                            (unaudited, in millions)

                                                   Three Months Ended
                                           ----------------------------------
                                           Mar. 31,     Dec. 31,     Mar. 31,
                                             2005         2004         2004
                                           --------     --------     --------
Net sales                                  $   20.2     $   18.9     $   26.0
Non-GAAP cost of sales                         12.2         11.1         12.6
Non-GAAP gross margin                           8.0          7.8         13.4
Gross margin %                                   40%          41%          52%

Operating expenses:
  Research and development                      5.2          5.4          5.1
  Selling, general and administrative           7.1          7.3          6.5
    Total operating expenses                   12.3         12.7         11.6
Non-GAAP operating income (loss)               (4.3)        (4.9)    $    1.8

Other income (expense)                          0.1          0.2         (0.1)
Provision (benefit) for income taxes            0.8          1.6         (0.2)
Non-GAAP net income (loss)                     (5.0)        (6.3)    $    1.9

Reconciliation of Non-GAAP Operating
 and Net income (loss) to GAAP Results
Non-GAAP operating income (loss)           $   (4.3)     $  (4.9)    $    1.8
  Special charges and reorganization
   items (1)                                   (0.4)         0.4         (0.5)
  Cost of sales relating to MOD II
   closure (2)                                 (0.3)        (1.9)          --
  Amortization of intangible assets            (0.6)        (1.0)        (1.0)
  Non-cash stock-based compensation            (0.3)        (0.5)        (0.4)
    Total proforma adjustments                 (1.6)        (3.0)        (1.9)
Operating loss                             $   (5.9)     $  (7.9)    $   (0.1)

Non-GAAP net income (loss)                 $   (5.0)     $  (6.3)    $    1.9
Non-GAAP adjustments:
  Special charges, credits and
   reorganization items (1)                    (0.4)         0.4         (0.5)
  Cost of sales relating to MOD II
   closure (2)                                 (0.3)        (1.9)          --
  Amortization of intangible assets            (0.6)        (1.0)        (1.0)
  Non-cash stock-based compensation            (0.3)        (0.5)        (0.4)
    Total proforma adjustments                 (1.6)        (3.0)        (1.9)
Net income (loss)                          $   (6.6)    $   (9.3)    $     --

Reconciliation of Cash Flow From
 Operating Activities to Adjusted EBITDA

Cash provided (used) by operating
 activities                                $   (4.1)     $  (6.7)    $   (2.2)
  Provision (benefit) for income
   taxes                                        0.8          1.6         (0.2)
  Interest (income) expense                    (0.1)        (0.1)          --
  Deferred income taxes                          --          3.2          0.7
  Asset impairments                              --         (0.1)          --
  Non-cash stock-based compensation            (0.3)        (0.5)        (0.4)
  Changes in operating assets and
   liabilities                                 (1.0)        (3.6)         4.2
EBITDA                                     $   (4.7)     $  (6.2)    $    2.1

  Non-cash stock-based compensation             0.3          0.5          0.4
  Special charges (credits) (1)                 0.4         (0.4)         0.4
  Cost of sales relating to MOD II
   closure (2)                                  0.3          1.9            -
  Reorganization items (1)                        -            -          0.1
Adjusted EBITDA                            $   (3.7)     $  (4.2)    $    3.0

       (1) Special charges and reorganization items include severance and termination benefits, facility closure costs, asset and investment write-offs, recovery of MOD III closure and sustaining costs, professional fees associated with the Company's May 2002 capital reorganization and associated costs including professional fees for the July 2003 S-1 registration statement filed with the SEC and MOD II closure and sustaining costs.

       (2) Cost of sales relating to MOD II closure represents retention bonus payments and inventory write-offs.

                                   ZiLOG, Inc.
                   NON-GAAP SELECTED QUARTERLY FINANCIAL DATA
      (Amounts in millions except percentages, selected key metrics and per share amounts)
                                   (Unaudited)

                                                                Three Months Ended
                                        -----------------------------------------------------------------

                                         Mar. 31,      Dec. 31,      Sep. 30,      Jun. 30,      Mar. 31,
                                           2005          2004          2004          2004          2004
                                        ---------     ---------     ---------     ---------     ---------
Non-GAAP Condensed Statement
 of Operations (includes supplemental
  Non-GAAP information)
Net sales                               $    20.2     $    18.9     $    22.8     $    27.9     $    26.0
Non-GAAP Cost of sales                       12.2          11.1          12.4          13.6          12.6
Non-GAAP Gross margin                         8.0           7.8          10.4          14.3          13.4
Non-GAAP Gross margin %                        40%           41%           46%           51%           52%

Operating expenses:
    Research and development                  5.2           5.4           5.2           5.3           5.1
    Selling, general and
     administrative                           7.1           7.3           6.8           7.1           6.5
      Total operating expenses               12.3          12.7          12.0          12.4          11.6
Non-GAAP operating income (loss)        $    (4.3)    $    (4.9)    $    (1.6)    $     1.9     $     1.8

Other income (expense)                        0.1           0.2            --            --          (0.1)
Provision (benefit) for income
 taxes                                        0.8           1.6           0.9          (0.9)         (0.2)
Non-GAAP net income (loss)              $    (5.0)    $    (6.3)    $    (2.5)    $     2.8     $     1.9
Non-GAAP weighted average diluted
 shares                                      16.2          16.2          16.5          17.1          15.3
Non-GAAP diluted earnings (loss)
 per share                              $   (0.31)    $   (0.39)    $   (0.15)    $    0.16     $    0.12

Reconciliation of Non-GAAP
 Information to GAAP Results

Non-GAAP operating income (loss)        $    (4.3)    $    (4.9)    $    (1.6)    $     1.9     $     1.8
    Special charges and
     reorganization items                     0.4          (0.4)         (1.9)          7.7           0.5
    Cost of sales - relating to
     MOD II closure                           0.3           1.9            --           0.6            --
    Amortization of intangible
     assets                                   0.6           1.0           1.0           1.1           1.0
    Non-cash stock-based
     compensation                             0.3           0.5           0.4           0.6           0.4
  Total non-GAAP adjustments                 (1.6)         (3.0)          0.5         (10.0)         (1.9)
GAAP Operating loss                     $    (5.9)    $    (7.9)    $    (1.1)    $    (8.1)    $    (0.1)

Non-GAAP net income (loss)              $    (5.0)    $    (6.3)    $    (2.5)    $     2.8     $     1.9
Non-GAAP adjustments:
    Special charges and
     reorganization items                     0.4          (0.4)         (1.9)          7.7           0.5
    Cost of sales - relating to
     MOD II closure                           0.3           1.9            --           0.6            --
    Amortization of intangible
     assets                                   0.6           1.0           1.0           1.1           1.0
    Non-cash stock-based
     compensation                             0.3           0.5           0.4           0.6           0.4
  Total non-GAAP adjustments                  1.6           3.0          (0.5)         10.0           1.9
GAAP Net income (loss)                  $    (6.6)    $    (9.3)    $    (2.0)    $    (7.2)    $     0.0
GAAP basic or diluted weighted
 average shares outstanding                  16.2          16.1          16.4          16.6          15.3
GAAP basic or diluted income
 (loss) per share                       $   (0.41)    $   (0.57)    $   (0.12)    $   (0.44)    $    0.00

Other selected financial data
  Depreciation and amortization         $     0.6     $     0.6     $     0.6     $     0.6     $     1.2
  Amortization of fresh-start
   intangibles                                0.6           1.0           1.0           1.1           1.0
  Cost of sales - relating to
   MOD II closure                             0.3           1.9             -           0.6             -
  Special charges and
   reorganization items                       0.4          (0.4)         (1.9)          7.7           0.5
  Stock-based compensation                    0.3           0.5           0.4           0.6           0.4
  Capital expenditures                  $     0.4     $     0.2     $     3.1     $     0.4     $     0.7

Net Sales

  Micrologic products                   $    14.8     $    14.1     $    15.7     $    18.9     $    19.5
  Other products                              5.4           4.6           6.7           6.3           6.3
  Total - Base Business                      20.2          18.7          22.4          25.2          25.8
  Foundry services                             --           0.2           0.4           2.7           0.2
    Total net sales                     $    20.2     $    18.9     $    22.8     $    27.9     $    26.0

Selected Key Indices

  Days sales outstanding                       56            51            34            52            57
  Net sales to inventory ratio
   (annualized)                               7.6           6.4           7.4           8.1           8.9
  Weeks of inventory at
   distributors                                13            13            10            11            12
  Current ratio                               2.4           2.7           2.7           2.8           2.6

    About ZiLOG, Inc.

    ZiLOG, Inc. founded in 1974, won international acclaim for designing one of the first architectures in the microprocessors and microcontrollers industry. Today, ZiLOG is a leading global supplier of 8-bit micro-logic devices. ZiLOG designs and markets a broad portfolio of devices for embedded control and communication applications used in consumer electronics, home appliances, security systems, point of sales terminals, personal computer peripherals, as well as industrial and automotive applications. ZiLOG is headquartered in San Jose, California, and employs approximately 520 people worldwide with sales offices and design centers throughout Asia, Europe and North America. For more information about ZiLOG and its products, visit the Company's website at: www.ZiLOG.com.

    Cautionary Statements

    This release contains forward-looking statements (including the Company's goal to return to break-even cash flow, estimated Sarbanes-Oxley compliance expenditures and estimated revenues associated with design wins) relating to expectations, plans or prospects for ZiLOG, Inc. that are based upon the current expectations and beliefs of ZiLOG's management and are subject to certain risks and uncertainties that could cause actual results to differ materially from those described in the forward-looking statements. For example, the Company's ability to achieve break-even cash flow by the fourth quarter will be influenced by the duration of weak end-demand for consumer and communication products and the speed at which design wins convert to revenue and our ability to cut costs successfully. Design wins are defined as the projected two-year net sales for a customer's new product design for which the Company has received at least a $1,000 purchase order for its devices. Design win estimates are determined based on projections from customers and may or may not come to fruition. Whether or not ZiLOG achieves anticipated revenue from design wins depends on how quickly the Company is able to bring design wins into production and whether or not the project in question is a commercial success. The Company's cost estimates for Sarbanes-Oxley compliance may vary based on the amount of time and external resources required to satisfy new compliance requirements. Notwithstanding changes that may occur with respect to matters relating to the forward-looking statements, ZiLOG does not expect to, and disclaims any obligation to update such statements until release of its next quarterly earnings announcement or in any other manner. ZiLOG, however, reserves the right to update such statements or any portion thereof at any time for any reason.

    The financial information presented herein is unaudited and is subject to change as a result of subsequent events or adjustments, if any, arising prior to the filing of the Company's Form 10-Q for the first quarter of 2005.

    For a detailed discussion of these and other cautionary statements, please refer to the risk factors discussed in filings with the U.S. Securities and Exchange Commission ("SEC"), including but not limited to the Company's Annual Report on Form 10-K for the fiscal year ended December 31, 2004, and any subsequently filed reports. All documents also are available through the SEC's Electronic Data Gathering Analysis and Retrieval system (EDGAR) at http://www.sec.gov or from the Company's website at www.ZiLOG.com.

                                   ZiLOG, INC.
            UNAUDITED CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
                       (in millions except per share data)

                                                                 Three Months Ended
                                                                      March 31,
                                                                --------------------
                                                                  2005        2004
                                                                --------    --------
Net sales                                                       $   20.2    $   26.0
Cost of sales                                                       12.2        12.6
Cost of sales - relating to MOD II closure                           0.3          --
Gross margin                                                         7.7        13.4
Operating expenses:
   Research and development                                          5.2         5.1
   Selling, general and administrative                               7.4         6.8
   Special charges and reorganization
    items                                                            0.4         0.5
   Amortization of intangible assets                                 0.6         1.1
       Total operating expenses                                     13.6        13.5
Operating  loss                                                     (5.9)       (0.1)

Other income (expense):

   Interest income                                                   0.1         0.1
   Interest expense                                                   --        (0.1)
   Other, net                                                         --        (0.1)
Loss before provision for income taxes                              (5.8)       (0.2)
Provision (benefit) for income taxes                                 0.8        (0.2)
Net loss attributable to common
 stockholders                                                   $   (6.6)   $     --

Basic net income (loss) per share                               $  (0.41)   $     --

Weighted-average shares used in computing
 basic net income (loss) per share                                  16.2        14.7

Diluted net income per share                                    $  (0.41)   $     --

Weighted-average shares used in computing
 diluted net income per share                                       16.2        15.3

                                   ZiLOG, INC.
                 UNAUDITED CONDENSED CONSOLIDATED BALANCE SHEETS
                                  (in millions)

                                                                March 31,    December 31,
                                                                  2005          2004
                                                                ---------    ------------
                         ASSETS

Current assets:

Cash and cash equivalents                                       $   33.6     $       37.7
Accounts receivable, less allowance for
 doubtful accounts of $0.2 at March 31, 2005
 and  $0.3 at December 31, 2004                                     12.5             10.0
Inventories                                                         10.6             12.1
Deferred tax asset                                                   2.7              2.7
Prepaid expenses and other current
 assets                                                              2.8              4.0
Total current assets                                                62.2             66.5

Assets held for sale, MOD II                                         3.4              3.6
Net property, plant and equipment                                    5.9              6.1
Goodwill                                                             8.6              8.6
Intangible assets, net                                               6.7              7.3
Other assets                                                         5.6              6.0
Total Assets                                                    $   92.4     $       98.1

LIABILITIES AND STOCKHOLDERS' EQUITY

Current liabilities:

    Accounts payable                                            $   11.5     $       12.3
    Accrued compensation and employee
     benefits                                                        3.0              2.6
    Other accrued liabilities                                        4.7              4.0
    Deferred income on shipments to
     distributors                                                    6.0              6.0
        Total current liabilities                                   25.2             24.9

Deferred income taxes                                                2.7              2.7
Other non-current liabilities                                        6.6              6.6
        Total liabilities                                           34.5             34.2


Stockholders' equity (deficiency):
    Common stock                                                     0.2              0.2
    Additional paid-in capital                                     122.1            121.9
    Deferred stock compensation                                     (0.4)            (0.7)
    Treasury stock                                                  (7.1)            (7.1)
    Accumulated deficit                                            (56.9)           (50.4)
        Total stockholders' equity                                  57.9             63.9
Total liabilities and stockholders' equity                      $   92.4     $       98.1

                                   ZiLOG, INC.
                   UNAUDITED CONDENSED CONSOLIDATED CASH FLOWS
                                  (in millions)

                                                                 Three Months Ended
                                                                      March 31,
                                                                --------------------
                                                                  2005        2004
                                                                --------    --------
CASH FLOWS FROM OPERATING ACTIVITIES:
Net income (loss)                                               $   (6.6)   $     --
Adjustments to reconcile net loss to
 net cash used by operating activities:
   Amortization of fresh-start
    intangible assets                                                0.6         1.1
   Deferred income tax assets and
    liabilities                                                       --        (0.7)
   Depreciation and amortization                                     0.6         1.2
   Stock-based compensation                                          0.3         0.4
Changes in operating assets and liabilities:

   Accounts receivable                                              (2.5)       (3.4)
   Inventories                                                       1.5        (2.2)
   Prepaid expenses and other current
    and non-current assets                                           1.7         1.3
   Accounts payable                                                 (0.8)        1.6
   Accrued compensation and employee
    benefits                                                         0.4          --
   Other accrued liabilities, deferred income
    on shipments to distributors, income taxes
    and accrued special charges                                      0.7        (1.5)
      Net cash used by operating
       activities                                                   (4.1)       (2.2)

CASH FLOWS FROM INVESTING ACTIVITIES:
   Proceeds from sale of MOD II assets                               0.2          --
   Capital expenditures                                             (0.4)       (0.7)
      Cash used by investing
       activities                                                   (0.2)       (0.7)

CASH FLOWS FROM FINANCING ACTIVITIES:
   Proceeds from public stock
    offering net of offering expenses                                 --        21.6
   Repayments of short-term debt                                      --        (0.6)
   Proceeds from issuance of common
    stock under employee stock plans                                 0.2          --
   Payments for stock redemptions                                     --        (0.1)
      Cash provided by financing
       activities                                                    0.2        20.9

Increase (decrease) in cash and cash
 equivalents                                                        (4.1)       18.0
Cash and cash equivalents at
 beginning of period                                                37.7        22.0
Cash and cash equivalents at end of
 period                                                         $   33.6    $   40.0

SUPPLEMENTAL DISCLOSURE OF CASH FLOW
 INFORMATION:

   Interest paid during the period                              $    0.0    $    0.1
   Income taxes paid during the
    period                                                      $    0.1    $    0.2

SOURCE  ZiLOG, Inc.
    -0-                             04/27/2005
     /CONTACT: Stew Chalmers, Positio Public Relations, +1-818-980-3762, or stew@positio.com, for ZiLOG/
    /Web site:  http://www.zilog.com/